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                                                                     Exhibit 99i

                        [SUTHERLAND ASBILL & BRENNAN LLP]

                                 April 26, 2004

Board of Trustees
EquiTrust Variable Insurance Series Fund
5400 University Avenue

West Des Moines, Iowa 50266

     Re:  EquiTrust Variable Insurance Series Fund
          (File No. 33-12791)
          ----------------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the heading "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 22 to the Form N-1A registration statement for the EquiTrust Variable Insurance Series Fund (File No. 33-12791). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND, ASBILL & BRENNAN LLP


                                        By: /s/ Stephen E. Roth
                                            -------------------
                                            Stephen E. Roth